UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York (Address of Principal Executive Offices)		10018 (Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	Nasdaq Capital Market

Item 2.02	Results of Operations and Financial Conditions

On March 7, 2024, Xcel Brands, Inc, (the “Registrant” or the “Company”) is presenting at an investor conference and will be providing the following preliminary estimated financial information for the three months and year ended December 31, 2023:

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Revenue	$2,130,000	$17,600,000
Pretax net loss(1)	$(5,454,000)	$(19,708,000)
Net Loss	$(6,654,000)	$(20,908,000)
Adjusted EBITDA	$(1,073,000)	$(5,645,000)

(1)	Pretax loss is lower than net loss because the Registrant expects to record an income tax provision of $1.2 million in the fourth quarter and for the year ended December 31, 2023. Although the Company is expected to present a net loss, the income tax provision relates to adjusting the reserve for an existing deferred tax asset, and would be a non-cash expense.

The Registrant also estimates that it had approximately $3,000,000 of cash and cash equivalents at December 31, 2023. The estimated results for 2023 are preliminary and unaudited, represent management’s estimate as of the date of the release and are subject to completion of its financial closing procedures. The Registrant’s independent registered public accounting firm has not conducted an audit or review of and does not express an opinion or any other form of assurance with respect to the preliminary unaudited results. Accordingly, undue reliance should not be placed on the preliminary estimates. The preliminary estimates are not necessarily indicative of any future period results.

In addition, the Registrant filed a Current Report on Form 8-K on December 4, 2023, that included a presentation which included a forecast for 2024 of top line revenue and EBITDA of $17.7 million and $5.1 million, respectively. The amounts presented were intended to be company goals, and not indicative of a forecast. As indicated in the presentation, the goals were provided for illustrative purposes and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such information are inherently uncertain and are subject to a wide variety of significant, business, economic, competitive and other risks and uncertainties that could cause the Registrant‘s results to differ materially from these stated goals.

The preliminary estimated financial information contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures. Exhibit 99.1 sets forth the reasons it provided such measures and a reconciliation of the non-U.S. GAAP measures to U.S. GAAP measures. Readers should consider non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Reconciliation of Adjusted EBITDA to net loss
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2024	XCEL BRANDS, INC.

	By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer